Exhibit 24.1
July 26, 1996


Edwin Adams, Mark Ogle and Wayne Boston


Dear Sirs:
         Southern Investments UK plc proposes to file registration statements under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the issuance and sale of bonds of this Company, pursuant to and in accordance with Form S-1 in amounts of up to $300,000,000 million.
         Southern Investments UK plc and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with each of the foregoing such registration statements and appropriate amendment or amendments (including post-effective amendments) thereto, each to be accompanied by a prospectus and any appropriately amended or supplemented prospectus and any necessary exhibits.
                            Yours very truly,
                            SOUTHERN INVESTMENTS UK plc

                            By  /s/Richard J. Pershing

                              Richard J. Pershing
                              Director and Chief Executive Officer

/s/Thomas G. Boren
Thomas G. Boren


/s/C. B. Harreld
C. B. Harreld


/s/Alan W. Harrelson
Alan W. Harrelson


/s/Gale E. Klappa
Gale E. Klappa


/s/Richard J. Pershing
Richard J. Pershing


/s/C. Philip Saunders
C. Philip Saunders


/s/Charles W. Whitney
Charles W. Whitney

Accentacross Limited

By:/s/Robert D. Fagan
Name: Robert D. Fagan
Title: Director

Mighteager Limited

By:/s/Robert D. Fagan
Name: Robert D. Fagan
Title: Director

                  EXTRACT FROM UNANIMOUS WRITTEN CONSENT OF THE
                              BOARD OF DIRECTORS OF
                           SOUTHERN INVESTMENTS UK plc


Unanimous written consent of the Board of Directors Effective July 26, 1996

         RESOLVED, that each Authorized Officer is hereby authorized, on behalf of the Company, to execute and cause to be filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (including the preliminary prospectus and exhibits thereto and such other documents as may be required to be filed therewith, the "Registration Statement") covering the registration of the Bonds.

         RESOLVED FURTHER, that James A. Ward is hereby designated and appointed as agent for service of process to receive communications and notices from the Commission with respect to the Registration Statement.

         RESOLVED FURTHER, that for the purpose of signing the Registration Statement under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the registration of the Bonds, the Company, the members of its Board of Directors, and its officers are authorized to give their several powers of attorney to Mark R. Ogle, Edwin Adams and Wayne Boston.



         The undersigned officer of Southern Investments UK plc does hereby certify that the foregoing is a true and correct copy of resolutions duly and regularly adopted by unanimous written consent of the board of directors of Southern Investments UK plc, effective July 26, 1996, and that said resolutions have not since been rescinded but are still in full force and effect.



Dated July 26, 1996                                     /s/Richard J. Pershing
                                                           Richard J. Pershing